SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2001

KRUG INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

900 Circle 75 Parkway Suite 1300, Atlanta, Georgia 30339

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 770-933-7000

Item 2. Acquisition or Disposition of Assets

      On February 1, 2001, SunLink Healthcare Corp., a 100% owned subsidiary of KRUG International Corp., acquired through a stock purchase six community hospitals and related business from NHS, Inc. for approximately $30,000,000. The purchase price was funded with approximately $3,500,000 cash from internally available funds, $4,000,000 of short-term debt from Fulcrum Advisory LLC, Geneva Associates Merchant Banking Partners I L.L.C. and Crumpler Investment Management Co., L.L.C., $19,000,000 face amount of seller financing and the assumption of certain liabilities estimated to be $3,500,000. The seller financing consists of a $2,000,000 million zero coupon note due in 2003 and a $17,000,00 balloon note due in 2006. The purchase price is subject to adjustment for, among other things, certain changes in the amount of working capital at closing.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of the businesses acquired – The financial statements of the businesses acquired will be filed within 60 days.

(b)	Pro forma financial information – The pro forma financial information required by Item 7 for this Form 8-K will be filed within 60 days.

(c)	Exhibits –

10.1	The Stock Acquisition Agreement by and between NHS, Inc. and SunLink HealthCare Corp. dated as of January 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRUG International Corp.

Date: February 16, 2001	By:	/s/ Mark J. Stockslager

Mark J. Stockslager
Principal Accounting Officer

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